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                                                                     EXHIBIT 2.5

                                                                  Execution Copy


                              SECOND AMENDMENT TO
                NOTE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                 This SECOND AMENDMENT TO NOTE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of __________ __, 1996 is made and entered into by and among FORCENERGY INC, a Delaware corporation, formerly named Forcenergy Gas Exploration, Inc. (the "Company"), and certain of the Holders referred to in the Original Agreement (defined below).

                 WHEREAS, the parties hereto have entered into a Note Exchange and Registration Rights Agreement, dated as of September 15, 1993, as amended by an amendment dated June 1, 1995 (the "Original Agreement"); and

                 WHEREAS, the Company is contemplating conducting a Qualified IPO (as defined in the Original Agreement);

                 WHEREAS, the parties hereto desire to modify the Original Agreement in order to facilitate the Qualified IPO.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   AMENDMENTS

         A.  The Original Agreement is amended by adding the following at
Section 4.2(d) thereof:

                 (d) If the Company files a Registration Statement for an underwritten offering pursuant to which authorized but unissued common shares offered by the Company (the "Company's Shares") amount to at least two percent (2%) of the Company's primary common shares outstanding and Registrable Shares are included in the underwriting arrangements under the same price and terms, and such offering would not constitute a Qualified IPO solely because of its pricing terms (e.g., the aggregate Current Market Price of 20% of the fully diluted then outstanding shares of Common Stock is less than $40 million), then such offering shall nonetheless constitute a Qualified
                 IPO if either:
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                      1.  The gross selling price of the Registrable Shares and
                 Company's Shares pursuant to the underwriting agreement for such offering (i.e., the "Price to Public") is adequate to imply a value of $1499.42 for the number of shares of Common Stock issuable upon exchange of each $1,000 aggregate principal amount of Notes then outstanding (the "Required Price"); or

                      2. Prior to filing the registration statement with respect to an underwritten offering, the Company notifies the holders of Notes and Registrable Shares in writing that the Company elects (the "Election") to pay with respect to such underwritten offering (the "Offering") (a) in respect of each Registrable Share included in the Offering, an amount equal to the difference (the "Spread") between the Required Price and the gross selling price for each Registrable Share sold pursuant to the underwriting agreement for the Offering, and
                 (b) in respect of each other Registrable Share that is sold before September 15, 2000, the Make-Whole Amount (as defined below). "Make-Whole Amount" shall mean an amount per Registrable Share equal to the lesser of (i) the Spread, and
                 (ii) the difference, if positive, between the Required Price and the gross selling price of such Registrable Share in an open market arm's length sale made by a Holder ("Arm's Length Sale").

                           With respect to the Offering, of which the Company
                 gave notice to Holders on September 17, 1996, the Company hereby makes the Election and no further notice of same need be given to Holders. With respect to any other Offerings, the Election shall be delivered on or prior to the written notice given to the Holders pursuant to Section 6.2 of the Original Agreement. With respect to any Offering, regardless of whether or not the Company makes the Election, the Company shall retain the right to terminate and decline to consummate the Offering in its sole discretion, provided that no such terminated Offering shall constitute a Qualified IPO.

                          If the Company makes the Election, it may not reduce
                 the number of Registrable Shares in the Offering.





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                          If the Company makes the Election, (i) it shall pay
                 the Spread in immediately available funds at the closing of the Offering in respect of each Registrable Share sold in the Offering, and (ii) it shall pay the Make-Whole Amount in immediately available funds for each Registrable Share that is thereafter sold upon demand of the Holder made before September 30, 2000, accompanied by a copy of the confirmation of the Arm's Length Sale.

                          The Holders will be responsible to pay the brokerage
                 discounts and commissions incurred to sell Registrable Shares, except that for Registrable Shares sold pursuant to an Offering the Company will pay, in addition to the Spread, that portion of such discounts and commissions as required to assure that, in all events, such Holders receive net sale proceeds (i.e., Price to Public plus the Spread and minus that portion of the discounts and commissions borne by the Holders) of at least $21.16 for each Registrable Share so sold.

         1.2 The provisions of Section 1.1 hereof shall not become effective until this instrument has been signed by Holders of not less than 75% of the aggregate number of Registrable Shares outstanding and/or issuable upon exchange of the Notes pursuant to the terms of the Original Agreement.

                                  ARTICLE II.
                            CERTAIN REPRESENTATIONS

         Each party hereto hereby represents and warrants to each other party that (i) it has full power and authority to execute and deliver this instrument and to consummate the transactions contemplated hereby and (ii) this instrument has been duly executed and delivered by such party and, assuming this instrument constitutes a valid and binding obligation of each other party, this instrument constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

                                  ARTICLE III.
                               GENERAL PROVISIONS

         A. Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.





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         B.  Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Original Agreement.

         C. No Third Party Beneficiaries. This instrument shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of the Agreement.

         D. Counterparts. This instrument may be executed in one or more counterparts, and by the different parties thereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         E. Full Force and Effect. Except as otherwise expressly modified hereby, the Original Agreement shall remain in full force and effect, and, to the extent that there areA any inconsistencies between this instrument and the Original Agreement, the terms and provisions hereof shall govern. All references to the term "Agreement" herein and in the Original Agreement shall be deemed to refer to the Original Agreement as modified hereby.

         F. Expenses. The Company shall pay the Holders' reasonable legal fees incurred in the negotiation and execution of this Amendment.

         G. Governing Law. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         In Witness Whereof, this Second Amendment has been executed and delivered as of the date first above written.

                                           FORCENERGY INC


                                           By
                                              ----------------------------------
                                              Title


                                           CHASE EQUITY ASSOCIATES, a
                                           California Limited Partnership
                                           (successor to Chemical Equity
                                           Associates)





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                                        By: Chase Capital Partners, its
                                        General Partner


                                        By
                                           ----------------------------------
                                           Title


                                        FIRST SPRING CORPORATION


                                        By:
                                           ----------------------------------
                                           Title




                                        FINANCIAL STRATEGIC PORTFOLIOS, INC.-
                                        Energy Portfolio


                                        By:
                                           ----------------------------------
                                           Title



                                        FINANCIAL STRATEGIC PORTFOLIOS, INC.-
                                        Utilities Portfolio


                                        By:
                                           ----------------------------------
                                           Title


                                        BURDEN DIRECT INVESTMENT FUND I, a
                                        Delaware General Partnership
                                        By:  William A.M. Burden & Co., L.P., a
                                        Delaware Limited Partnership, its
                                        General Partner
                                        By: Burden Brothers, Inc., its General
                                        Partner


                                        By:
                                           ----------------------------------
                                           Title





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                                        A.C. ISRAEL ENTERPRISES, INC.,


                                        By:
                                           ----------------------------------
                                           Title


                                        CONSECO CAPITAL


                                        By:
                                           ----------------------------------
                                           Title




                                        CLARK PARTNERS, I, a Limited
                                        Partnership
                                        By:  Ninth Floor Corp., its General
                                        Partner



                                        By:
                                           ----------------------------------
                                           Title



                                        BRINSON VENTURE CAPITAL FUND III, L.P.,
                                        a Delaware Limited Partnership,
                                        By:  Brinson Partners, Inc., a Delaware
                                        Corporation, its General Partner



                                        By:
                                           ----------------------------------
                                           Title



                                        BRINSON TRUST COMPANY AS TRUSTEE OF THE
                                        BRINSON MAP VENTURE CAPITAL FUND III
                                        TRUST, a Group Collective Investment
                                        Trust



                                        By:
                                           ----------------------------------
                                           Title





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                                        VIRGINIA RETIREMENT SYSTEM
                                        By:  Brinson Partners, Inc., under Power
                                        of Attorney



                                        By:
                                           ----------------------------------
                                           Title





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